ARTICLES OF ORGANIZATION

                                       OF

                                    GRAND LLC


Under Section 203 of the Limited Liability Company Law

FIRST:  The name of the limited liability company is Grand LLC.

SECOND: The county within this state in which the office of the limited liability company is to be located is Suffolk.

THIRD: In addition to the events of dissolution set forth in ss. 701 of the LLCL, the latest date on which the Company may dissolve is December 31, 2026.

FOURTH: The secretary of state is designated as agent of the limited liability company upon whom process against it may be served. The post office address within this state to which the secretary of state shall mail a copy of any process against the limited liability company served upon him or her is c/o Mandel and Resnik, P.C., 220 East 42nd Street, New York, New York 10017, Attention: Barry H. Mandel, Esq.

FIFTH:  The limited liability company is to be managed by one or more members.

IN WITNESS WHEREOF, this certificate has been subscribed this 16th day of February, 1996, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.



                                                      /s/ Mehdi Gabayzadeh
                                                      --------------------------
                                                      Mehdi Gabayzadeh, Member
                                                      and Sole Organizer

                           ARTICLES OF ORGANIZATION

                                       OF

                               ENGINEERS ROAD, LLC

                -------------------------------------------------

            (Under section 203 of the Limited Liability Company Law.)






Filer:      Mandel And Resnik, P.C.
            220 East 42nd Street
            New York, NY 10017

                                                                     ICC
                                                              STATE OF NEW YORK
                                                             DEPARTMENT OF STATE
                                                              FILED JAN 19 1996
                                                              TAX$________
                                                              BY: TLG

                           ARTICLES OF ORGANIZATION

                                       OF

                                    GRAND LLC

                -------------------------------------------------

                Section 203 of the Limited Liability Company Law.






MANDEL AND RESNIK, P.C.
220 EAST 42ND STREET
NEW YORK, NY 10017

GIR

                                                                     ICC
                                                              STATE OF NEW YORK
                                                             DEPARTMENT OF STATE
                                                              FILED FEB 21 1996
                                                              TAX$________
                                                              BY: PEM